UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 14, 2014

BSD MEDICAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-32526	75-1590407
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2188 West 2200 South

Salt Lake City, Utah 84119

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (801) 972-5555

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 14, 2014, BSD Medical Corporation (“BSD” or “the Company”) received a letter from the Listing Qualifications Department of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that it is no longer in compliance with the minimum stockholders' equity requirement for continued listing on The NASDAQ “Global Market”, as set forth in NASDAQ Marketplace Rule 5450(b)(1)(A).  Companies listed on The NASDAQ “Global Market” are required to maintain a minimum of $10,000,000 in stockholders’ equity.  BSD reported stockholders’ equity of $9,579,498 in its 10-Q for the period ended February 28, 2014.

This NASDAQ notification letter has no immediate effect on the listing of the Company’s common stock on NASDAQ.

The Company has the option to apply to transfer its securities to The NASDAQ “Capital Market”.  The Capital Market includes several hundred NASDAQ listed companies, with over half of those companies reporting market caps ranging from $50 million, to over $2 billion.   In order to transfer from The NASDAQ Global Market to The NASDAQ Capital Market, the Company must meet The NASDAQ Capital Market’s continued listing requirements and submit an on-line transfer application. At this time, BSD management is highly confident that it meets all listing requirements for The NASDAQ Capital Market, and will likely submit an application in the near future to transfer the listing of its common stock to The NASDAQ Capital Market.    Alternatively, the Company may submit to NASDAQ a plan to regain compliance on The NASDAQ Global Market.

Management feels the Company has a strong financial position, with improving financial performance, including a solid balance sheet, with $7 million in cash and no debt as of February 28, 2014, two consecutive quarters of more than 100% year-over-year revenue growth, and reduced losses.

Certain statements set forth in this Current Report on Form 8-K relate to management’s expectations.  Such statements are forward-looking which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements relating to the Company’s expectations regarding listing its common stock with The NASDAQ Capital Market, and its financial results and expectations.  Readers are cautioned that these forward-looking statements are management expectations and may differ materially from actual future events or results due to a variety of factors, including, among other things, the demand for the Company’s products, the ability of the Company to produce products to meet the demand, global economic conditions and uncertainties in the geopolitical environment and other risk factors set forth in the Company’s most recent reports on Form 10-K and Form 10-Q. Any forward-looking statements in this 8-K are based on limited information currently available to the Company, which is subject to change, and the Company will not necessarily update the information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSD MEDICAL CORPORATION

Date: April 18, 2014

By: /s/ William S. Barth
Name: William S. Barth
Title: Chief Financial Officer